 Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Second Quarter 2014 Results

•	Q2 2014 revenue of $61.1 million and pro forma EPS of $0.16, both exceed high-end of guidance
•	Q2 2014 pro forma EPS up 23% from same period last year
•	Board authorizes additional $5.0 million under stock repurchase program

MIAMI, FL – August 5,  2014 - The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic advisory and business transformation and technology consulting firm, today announced its financial results for the second quarter, which ended June 27, 2014.

Second quarter 2014 revenue was $61.1 million. Pro forma diluted earnings per share were $0.16 for the second quarter of 2014, as compared to $0.13 for the same period in 2013. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

GAAP diluted earnings per share were $0.12 for the second quarter of 2014, an increase of 33%, as compared to diluted earnings per share of $0.09 in the second quarter of 2013.

During the second quarter, the Company utilized cash to repurchase approximately 491 thousand shares of the Company's common stock at an average price of $6.03 per share, for a total cost of $3.0 million. As of the end of the second quarter of 2014, the Company's remaining stock repurchase program authorization was $2.3 million. Subsequent to quarter end, the Company's Board of Directors approved to increase the stock repurchase program authorization by an additional $5.0 million.

"As a result of our actions taken in Europe and the strong Hackett North America momentum, we exceeded last year's second quarter results," stated Ted. A. Fernandez, Chairman & CEO of The Hackett Group, Inc. "More importantly, we expect improving International results to help us carry this momentum into the third quarter."

Based on the current economic outlook, the Company estimates total revenue for the third quarter of 2014 to be in the range of $58.0 million to $60.0 million, and estimates pro forma diluted earnings per share to be in the range of $0.14 to $0.16.

Other Highlights

North American Best Practices Conference - "Accelerating Growth Through Innovation" was the focus of The Hackett Group's 2014 North American Best Practices Conference held at the Peninsula Hotel in Chicago April 28-30, 2014. This year's best practices conference brought together speakers from more than a dozen of the world’s most respected companies, including CFOs, CIOs, and leaders in procurement, human resources, and global business services from: Air Products; Alcoa; Coty; Johnson & Johnson; Marriott; Mead Johnson Nutrition; MultiCare Health System; Oracle Corporation; PAREXEL International Corporation; RAI Services Company; United Continental Holdings; and Xerox Corporation. The sold out event was attended by over 200 senior-level executives from the world’s most respected brands.

Enterprise Performance Measurement (EPM) Key Issues Research - New EPM Key Issues research from The Hackett Group found that companies now focusing on innovation as a core strategy to deliver revenue growth and margin improvements.  Financial Planning & Analysis (FP&A) organizations need to rise to the challenge and pursue broad transformation in EPM and business intelligence. The Hackett Group's research recommends three main areas of transformation focus for FP&A: integration of EPM processes and development of better business partnerships; improvement of core processes to recalibrate FP&A's value proposition; and development of better business intelligence capabilities.

IT Key Issues Research - New IT Key Issues research from The Hackett Group found that IT leaders are striving to reinvent themselves in 2014, as they struggle to support innovation-based corporate growth efforts with improved information and analytics.  At the same time, IT organizations are facing another year of staff cuts and only small budget increases in the face of moderate revenue growth expectations. According to The Hackett Group's research, companies are focusing on three IT strategy areas for 2014:  redefining IT's value proposition, including developing business relationships necessary to support innovation and adopting metrics to better measure IT value contribution; development of enterprise information architecture and analytics capabilities to help their company support top-line revenue growth; and talent realignment.

On Tuesday, August 5, 2014, senior management will discuss second quarter results in a conference call at 5:00 P.M. ET.

The number for the conference call is (800) 779-3138, [Passcode: Second Quarter, Leader: Ted A. Fernandez]. For International callers, please dial (517) 308-9381.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, August 5, 2014 and will run through 5:00 P.M. ET on Tuesday, August 19, 2014. To access the rebroadcast, please dial (888) 433-2205. For International callers, please dial (402) 998-1308.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, August 5, 2014 and will run through 5:00 P.M. ET on Tuesday, August 19, 2014. To access the replay, visit http://www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic business advisory and business transformation and technology consulting firm, is a leader in best practice advisory, benchmarking, and transformation consulting services including enterprise performance management and business intelligence, strategy and operations, working capital management, shared services and globalization advice. Utilizing best practices and implementation insights from more than 10,000 benchmarking engagements, executives use The Hackett Group's empirically-based approach to quickly define and implement initiatives to enable world-class performance. Through its REL group, The Hackett Group offers working capital solutions focused on delivering significant cash flow improvements. Through its Archstone Consulting group, The Hackett Group offers Strategy & Operations consulting services in the Consumer and Industrial Products, Pharmaceutical, Manufacturing and Financial Services industry sectors. Through its Hackett ERP Solutions group, The Hackett Group offers business application consulting and application management services that help maximize returns on IT investments. The Hackett Group has completed benchmark studies with over 3,500 major corporations and government agencies, including 97% of the Dow Jones Industrials, 83% of the Fortune 100, 87% of the DAX 30 and 48% of the FTSE 100.

More information on The Hackett Group is available: by phone at (770) 225-7300; by e-mail at info@thehackettgroup.com.

# # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates, our ability to obtain debt financing through additional borrowings under an amendment to our existing credit facility as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 6 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2014	2013	2014	2013
Revenue:
Revenue before reimbursements	$55,000	$52,341	$104,418	$101,212
Reimbursements	6,052	6,620	11,539	12,098
Total revenue	61,052	58,961	115,957	113,310

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses
(includes $785 and $863 and $1,400 and $1,686 of stock compensation expense in the quarters
and six months ended June 27, 2014 and June 28, 2013, respectively)	34,353	33,363	67,606	65,405
Reimbursable expenses	6,052	6,620	11,539	12,098
Total cost of service	40,405	39,983	79,145	77,503

Selling, general and administrative costs
(includes $691 and $782 and $1,344 and $1,481 of stock compensation expense in the quarters
and six months ended June 27, 2014 and June 28, 2013, respectively)	15,621	13,893	29,862	27,193
Restructuring costs	-	-	3,604	-
Total costs and operating expenses	56,026	53,876	112,611	104,696
Income from operations	5,026	5,085	3,346	8,614
Other income (expense):
Interest income	1	3	2	4
Interest expense	(166)	(125)	(290)	(267)
Income from continuing operations before income taxes	4,861	4,963	3,058	8,351
Income tax expense	1,386	2,033	1,629	3,392
Income from continuing operations	3,475	2,930	1,429	4,959
Loss from discontinued operations	-	-	-	(71)
Net income	$3,475	$2,930	$1,429	$4,888

Basic net income per common share:
Income per common share from continuing operations	$0.12	$0.10	$0.05	$0.16
Loss per common share from discontinued operations	-	-	-	-
Net income per common share	$0.12	$0.10	$0.05	$0.16

Diluted net income per common share:
Income per common share from continuing operations	$0.12	$0.09	$0.05	$0.16
Loss per common share from discontinued operations	-	-	-	(0.01)
Net income per common share	$0.12	$0.09	$0.05	$0.15

Weighted average common shares outstanding:
Basic	28,939	30,532	29,029	30,412
Diluted	29,984	32,251	29,926	31,862

Pro forma data (1):
Income from continuing operations before income taxes	$4,861	$4,963	$3,058	$8,351
Stock compensation expense	1,476	1,645	2,744	3,167
Acquisition-related costs	-	-	120	-
Restructuring costs	-	-	3,604	-
Amortization of intangible assets	590	151	1,147	301
Pro forma income before income taxes	6,927	6,759	10,673	11,819
Pro forma income tax expense	2,217	2,704	3,640	4,728
Pro forma net income	$4,710	$4,055	$7,033	$7,091

Pro forma basic net income per common share	$0.16	$0.13	$0.24	$0.23
Weighted average common shares outstanding	28,939	30,532	29,029	30,412

Pro forma diluted net income per common share	$0.16	$0.13	$0.24	$0.22
Weighted average common and common equivalent shares outstanding	29,984	32,251	29,926	31,862

(1)

The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock compensation expense and results from discontinued operations and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Page 5 of 6 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 27,	December 27,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$10,805	$18,199
Accounts receivable and unbilled revenue, net	43,865	34,011
Deferred tax asset, net	3,189	5,130
Prepaid expenses and other current assets	2,850	2,283
Total current assets	60,709	59,623

Restricted cash	655	354
Property and equipment, net	12,785	13,019
Other assets	4,050	1,039
Goodwill, net	84,126	76,283
Total assets	$162,325	$150,318

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,020	$8,080
Accrued expenses and other liabilities	35,044	25,646
Current portion of long-term debt	3,496	-
Total current liabilities	43,560	33,726
Long-term deferred tax liability, net	3,599	4,387
Long-term debt	26,217	19,029
Total liabilities	73,376	57,142

Shareholders' equity	88,949	93,176
Total liabilities and shareholders' equity	$162,325	$150,318

Page 6 of 6 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	June 27,	March 28,	June 28,
	2014	2014	2013
Revenue Breakdown by Group:
(in thousands)
The Hackett Group (2)	$49,151	$46,133	$47,659
ERP Solutions (3)	11,901	8,772	11,302
Total revenue	$61,052	$54,905	$58,961

Revenue Concentration:
(% of total revenue)
Top customer	5%	4%	3%
Top 5 customers	19%	13%	16%
Top 10 customers	29%	22%	24%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	774	770	735
Total headcount	975	971	926
Days sales outstanding (DSO)	65	61	55
Cash provided by (used in) operating activities (in thousands)	$611	$(7,987)	$5,720
Depreciation (in thousands)	$565	$653	$461
Amortization (in thousands)	$590	$557	$151

The Hackett Group (in thousands):
The Hackett Group annualized revenue per professional (2)	$359	$336	$358

ERP Solutions:
ERP Solutions consultant utilization rate (3)	75%	76%	83%
ERP Solutions gross billing rate per hour (3)	$125	$127	$130

Share Repurchase Plan:
Shares purchased in the quarter (in thousands)	491	716	124
Cost of shares repurchased in the quarter (in thousands)	$2,961	$4,337	$594
Average price per share of shares purchased in the quarter	$6.03	$6.06	$4.80
Remaining authorization (in thousands)	$2,296	$5,257	$4,963

(2) The Hackett Group encompasses the Benchmarking, Business Transformation and Executive Advisory groups, and EPM Technologies.
(3) ERP Solutions encompasses Best Practice Implementation of ERP Software, the SAP group, approximately 45% of which are offshore resources.